UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 6, 2015

Dear BASi Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) to be held Thursday, March 12, 2015 at 10:00 a.m. (ET) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana, 47906 for the following purposes:

(1)	to elect three directors of BASi to serve for a term expiring at the Annual Meeting of Shareholders to be held in 2018 and until their respective successors are duly elected and qualified; and
(2)	to consider and act on a proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accountants for fiscal 2015.
(3)	to approve the amendment and restatement of the 2008 Stock Option Plan in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan.

Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope or you can vote via telephone or the Internet with the instructions provided on the proxy card. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Corporate Secretary of BASi, by delivering a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely,

Jacqueline M. Lemke

President and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE: March 12, 2015

TIME: 10:00 a.m. (ET)

PLACE: Bioanalytical Systems, Inc. Headquarters

2701 Kent Avenue

West Lafayette, IN 47906

MATTERS TO BE VOTED UPON:

1.	The election of three Class III directors of BASi to serve until the annual meeting of shareholders in 2018 and until their respective successors are elected and qualified.

2.	The ratification of the appointment of McGladrey LLP as the Company’s independent registered public accountants for fiscal 2015.

3.	The approval of the amendment and restatement of the 2008 Stock Option plan in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan.

4.	Such other business as may properly be brought before the meeting

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR THE RATIFICATION OF MCGLADREY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2015 AND FOR THE AMENDMENT AND RESTATEMENT OF THE 2008 STOCK OPTION PLAN IN THE FORM OF THE BIOANALYTICAL SYSTEMS, INC. EQUITY INCENTIVE PLAN.

Holders of BASi common shares of record at the close of business on January 26, 2015 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Jacqueline M. Lemke

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A POSTAGE-PAID RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE. YOU MAY ALSO VOTE VIA TELEPHONE OR THE INTERNET WITH THE INSTRUCTIONS PROVIDED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on March 12, 2015: This Notice of Annual Meeting and Proxy Statement and our Fiscal 2014 Annual Report on Form 10-K are available in the “Investors” section of our website at www.basinc.com.

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TABLE OF CONTENTS

Page
GENERAL	5
HOW TO VOTE YOUR SHARES	5
COMMONLY ASKED QUESTIONS AND ANSWERS	6
PROPOSALS TO BE VOTED ON BY BIOANALYTICAL SYSTEMS INC.’S SHAREHOLDERS	7
PROPOSAL 1 - ELECTION OF DIRECTORS	7
Required Vote and Board of Directors’ Recommendation	7
Nominated Directors	8
Business Experience of Nominated Directors	8
Remaining Members of the Board	9
Business Experience of Remaining Members of the Board	9
Board Independence	10
Board Leadership Structure	10
Oversight of Risk Management	10
Committees and Meetings of the Board of Directors	10
Family Relationships	12
Certain Relationships and Related Transactions	12
Communications with the Board of Directors	12
Communications with the Audit Committee	12
Non-employee Director Compensation and Benefits	13
Audit Committee Report	14
PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	15
Selection of Independent Registered Public Accounting Firm	15
PROPOSAL 3 - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2008 STOCK OPTION PLAN IN THE FORM OF THE BIOANALYTICAL SYSTEMS, INC. EQUITY INCENTIVE PLAN	16
Material Differences in the Amended Plan	16
Key Terms of the Amended Plan	18
Federal Income Tax Consequences to Participants	20
COMPENSATION OF EXECUTIVE OFFICERS	21
Compensation Committee and Compensation Methodology	21
Employment Agreements and Post-termination Payments	22
Fiscal 2014 Summary Compensation Table	25
Outstanding Equity Awards at Fiscal Year-End Table	26
PRINCIPAL SHAREHOLDERS TABLE	27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING	28
OTHER BUSINESS	28
ANNEX A – AMENDED AND RESTATED BIOANALYTICAL SYSTEMS, INC. EQUITY INCENTIVE PLAN	A-1

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BIOANALYTICAL SYSTEMS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MARCH 12, 2015

GENERAL

This proxy statement is furnished by Bioanalytical Systems, Inc. (“BASi” or the “Company”) in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (ET) on Thursday, March 12, 2015, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy will be first mailed to shareholders on or about February 6, 2015.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of the nominees for the directors named below, FOR the ratification of McGladrey LLP as the Company’s independent registered public accountants for fiscal 2015, FOR the amendment and restatement of the 2008 Stock Option Plan in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan and in accordance with the recommendation of the proxy holders on any other matter that is properly brought before the meeting.

As of the close of business on January 26, 2015, the record date for the Annual Meeting, there were 8,075,939 common shares of BASi outstanding. Each outstanding common share owned as of January 26, 2015 is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A copy of the BASi Annual Report on Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2014, accompanies this proxy statement. The financial statements contained in the Annual Report on Form 10-K are not incorporated by reference in this proxy statement. Each shareholder will receive a proxy statement whether or not sharing an address with another shareholder. The solicitation of proxies is being made by BASi and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone. BASi will pay any costs so incurred, but the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

HOW TO VOTE YOUR SHARES

We are pleased to offer you four options for voting your shares:

(1)	You may vote via the Internet by following the instructions provided on the proxy card;

(2)	You may vote via telephone by following the instructions provided on the proxy card;

(3)	You may attend the Annual Meeting and cast your vote in person; or

(4)	You may complete, sign, date and return the proxy card by mail or hand delivery.

We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone, by mail or by hand delivery—will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone, by mail or by hand delivery, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in the proxy. To vote at the meeting, beneficial owners who are not also the record holder will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

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COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement and proxy card?

This proxy statement describes the proposals on which you, as a shareholder of BASi, are being asked to vote. It also gives you information on the proposals to be voted on at the Annual Meeting, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may, instead, follow the instructions above to vote by mail using the enclosed proxy card or you may vote via the Internet or by telephone using the instructions included on the proxy card. Even if you currently plan to attend the meeting, please complete and return your proxy card or vote via the Internet or via telephone before the meeting date just in case your plans change.

Who can vote at the Annual Meeting?

Shareholders who owned common stock on January 26, 2015, the record date for the Annual Meeting, may attend and vote at the Annual Meeting. Each common share is entitled to one vote. There were 8,075,939 common shares outstanding on January 26, 2015.

What am I voting on?

We are asking you to elect three Class III directors to the Board of Directors of the Company, to ratify the appointment of McGladrey LLP as the Company's independent registered public accountants for fiscal 2015  and to approve the amendment and restatement of the 2008 Stock Option Plan in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Corporate Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of BASi’s outstanding voting shares as of January 26, 2015 must be present in person or represented by proxies at the meeting. On January 26, 2015, a total of 8,075,939 common shares were outstanding and entitled to vote. Shares representing a majority of these votes, or 4,037,970 shares, must be present at the Annual Meeting, in person or by proxy, to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	They are voted via the Internet by following the instructions on the proxy card;

•	They are voted via the telephone by following the instructions on the proxy card;

•	They are voted in person at the meeting; or

•	They are voted by a properly executed proxy card delivered to the Company via mail or by hand delivery.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name, they will not be voted unless you vote by the Internet, by telephone, by submitting your proxy card via mail or hand delivery, or by voting in person at the meeting.

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How will my shares be voted if they are held in “street name”?

If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may not be voted, except on routine matters for which the broker or nominee may exercise discretionary authority under applicable rules. These “broker non-votes” will be counted for purposes of determining whether a quorum is present, but will generally have no effect on the proposals, because they are not considered votes cast.

How many votes must the nominees receive to be elected as Class III directors?

The three Class III directors nominated for election will be elected by a plurality of the votes cast, meaning that the three persons receiving the highest number of “for” votes will be elected. We expect that the election to be held at the 2015 Annual Meeting will be an uncontested election.

Shares represented by your proxy will be voted by BASi’s management “for” the election of each nominee recommended by BASi’s Board of Directors unless you withhold authority for any nominee. Abstentions and broker non-votes are not counted for purposes of determining whether this proposal has been approved.

How many votes are required to approve the proposals to be voted on at the Annual Meeting other than the election of directors?

The proposals to ratify McGladrey LLP as our independent registered public accountants and to approve the amendment and restatement of the 2008 Stock Option Plan in the form of the Bioanalytical System, Inc. Equity Incentive Plan will be approved if the number of votes for approval of the proposal exceeds the number of votes against the proposal at the Annual Meeting. Abstentions and broker non-votes are not counted for purposes of determining whether this proposal has been approved .

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Required Vote and Board of Directors’ Recommendation

Under the Company's Second Amended and Restated Bylaws, the number of directors of the Company is to be fixed by resolution of the Board of Directors. The Board of Directors has set the number of directors at seven. In accordance with Indiana law and the Company’s Second Amended and Restated Bylaws, the Company’s Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one Class expires. The term of office of the Class III directors expires at the 2015 Annual Meeting.

Class III of the Board of Directors consists of three directors. The Board of Directors has nominated John B. Landis, Ph.D., David L. Omachinski and Jacqueline M. Lemke, (the "Nominated Directors") to be elected by the holders of the Company’s common shares, to serve as Class III Directors of the Company for a term expiring at the 2018 annual meeting of shareholders and until their respective successors are elected and qualified.

The nomination of each of the Nominated Directors was approved by the Company’s Nominating Committee. If elected, the Nominated Directors have each consented to serve as directors of the Company.

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of the Nominated Directors. Unless authority to vote for any of the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of each of the Nominated Directors; however, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than three nominees. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

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Nominated Directors

The following table shows certain information about the Nominated Directors. The address for each of the Nominated Directors is 2701 Kent Avenue, West Lafayette, IN 47906.

Name	Age	Position	Served as Director Since

John B. Landis, Ph.D.	62	Chairman, Director	2009
David L. Omachinski	63	Director	2009
Jacqueline M. Lemke	52	Director, President and Chief Executive Officer	2013

Business Experience of the Nominated Directors

John B. Landis, Ph.D. joined the BASi Board of Directors in November 2009 and was elected Chairman of the Board on February 11, 2010. Dr. Landis previously served as Senior Vice President, Pharmaceutical Sciences of Schering-Plough Corporation, a pharmaceutical company, from September 2003 until his retirement in October 2008. In that role, Dr. Landis led the global pharmaceutical sciences function of pharmacy, analytical chemistry, process chemistry, biotechnology, quality assurance, clinical supplies and devices. Prior to that, Dr. Landis served as Senior Vice President, Preclinical Development at Pharmacia Corporation from 1997 until 2003 and led the global preclinical functions of toxicology, drug metabolism and pharmacokinetics, pharmaceutical sciences, analytical chemistry and laboratory animal care. Dr. Landis also served as Vice President, Central Nervous System (CNS) Psychiatry, Critical Care and Inflammation Development for Pharmacia & Upjohn from 1995 through 1997. Prior to that, Dr. Landis was employed by The Upjohn Company, where he held positions of increasing responsibility in the areas of analytical research, quality assurance and quality control. He is a current member of Purdue University’s Chemistry Leadership Council and Dean’s Leadership Council for the School of Science and serves on the board of directors of Symphogen. He is retired from the Advisory Board of South West Michigan Life Science Venture Capital and NanoMed Scientific and from the board of directors of Metabolic Solutions Development Company. Over his career, Dr. Landis served on several other boards of directors, academic advisory panels and professional boards. Dr. Landis earned Ph.D. and M.S. degrees in Analytical Chemistry from Purdue University and a B.S. degree in Chemistry from Kent State University. Dr. Landis provides our Board of Directors with leadership, insight and perspective on scientific and management matters, stemming from his extensive experience in the pharmaceutical industry.

David L. Omachinski joined the BASi Board of Directors in October 2009. Mr. Omachinski is currently an independent executive management consultant. He was President and Chief Executive Officer (from October 2005 to August 2006) of Magnum Products, LLC (since sold to Generac Holdings Inc.), a company which supplied light towers, mobile generators and other construction equipment for a variety of industries. Prior thereto, he was President and Chief Operating Officer (since February 2004), Executive Vice President, Chief Operating & Financial Officer, and Treasurer (since 2002) and Vice President-Finance, Chief Financial Officer & Treasurer (since 1993) of Oshkosh B’ Gosh, Inc. Mr. Omachinski received his Bachelor of Business Administration from the University of Wisconsin – Oshkosh and is a certified public accountant. Mr. Omachinski also serves on the board Of Anchor BanCorp, Wisconsin, Inc. (since 2002) and its wholly owned subsidiary Anchor Bank, fsb (the “Bank”) (since 1999). Mr. Omachinski is the Chairman of the Board of Directors of Anchor Bancorp and the Bank and Chair of the Audit Committee of Anchor BanCorp. Anchor BanCorp and the Bank consented to the issuance of Orders to Cease and Desist (together, the “Orders”) on June 26, 2009, and the Bank received a Prompt Corrective Action Directive on August 31, 2010 from federal bank examiners. These enforcement actions required, among other things that the Bank comply with heightened capital requirements and a capital restoration plan and that the Bank prepare and comply with a revised business plan that included strategies for capital enhancement and an emphasis on reducing classified assets. The actions also generally prohibited the Bank and Anchor BanCorp from declaring or paying dividends or making other capital distributions without receiving regulator prior written approval and restricted the Bank’s ability to accept, renew, or roll over any brokered deposit or act as a deposit broker. The actions further required, among other things, that Anchor BanCorp and the Bank notify, and in some cases receive permission from, its regulators prior to making certain payments, incurring indebtedness, entering into certain contractual arrangements or changing its management or directors. These enforcement actions are no longer in effect. Mr. Omachinski provides the Board of Directors insight and experience in financial management.

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Jacqueline M. Lemke was elected as a director of the Company in February 2013. Ms. Lemke joined the Company as Vice President, Finance and Chief Financial Officer on April 9, 2012. She was named Interim President and Chief Executive Officer on July 5, 2012. On February 12, 2013, she was named President and Chief Executive Officer. Prior to joining the Company, Ms. Lemke, was Vice President of Finance and Global CFO of Remy, Inc., a billion dollar division of Remy International, from 2007 to 2010 where she built a global finance team and created a financial system to support rapid decision making and clear lines of management accountability. From 2004 to 2005, she served as Vice President of Finance and Global CFO Connected Home Solutions at Motorola, Inc., and, prior to that, was Global Strategic Planning Director of the multi-billion dollar revenue Invista division at the DuPont Company. Ms. Lemke’s experience includes managing cyclical, global businesses, negotiating and implementing mergers, acquisitions and joint ventures as well as building an infrastructure to execute a restructured refinancing. She began her career as a tax consultant at Deloitte & Touche and is a Certified Public Accountant. Ms. Lemke earned her bachelor’s degree in finance and accounting from Drexel University and her master’s degree in management from Northwestern University. Ms. Lemke provides our Board of Directors with insight and perspective on finance and risk management matters and provides insight and information regarding the Company’s operations.

Remaining Members of the Board

The following table sets forth certain information regarding each of the remaining directors. The address for each of the remaining directors is 2701 Kent Avenue, West Lafayette, Indiana 47906:

Name	Age	Position	Director Since

Class I Director serving until the 2016 Annual Meeting of Shareholders:
Larry S. Boulet	67	Director	2007
A Charlene Sullivan, Ph.D.	64	Director	2010

Class II Directors serving until the 2017 Annual Meeting of Shareholders:
Richard A. Johnson, Ph.D.	69	Director	2012
Merrill R. Osheroff, Ph.D.	60	Director	2014

Business Experience of Remaining Members of the Board

Larry S. Boulet has served as a director of the Company since May 2007. Mr. Boulet was a Senior Audit Partner with PricewaterhouseCoopers (“PwC”) and a National Financial Services Industry Specialist, retiring in July 2002. For the last five years of his career with PwC, Mr. Boulet served as Partner-in-charge of the Indianapolis office’s Private Client Group. Prior to serving on our Board, he served on the Board of Directors of Century Realty Trust, an Indiana based, real estate investment trust. He also served as Audit Committee Chairman until the Trust’s sale and liquidation in 2007. Currently, Mr. Boulet also serves on the Indiana State University Foundation Board of Directors, where he is an Emeritus Director, a non-voting member of the Board, and former Chairman of the Board. He holds a B.S. degree in Accounting from Indiana State University. Mr. Boulet provides our Board of Directors with insight and perspective on accounting and financial matters, stemming from his extensive experience as an audit partner.

A. Charlene Sullivan, Ph.D. has served as a director of the Company since January 2010. Dr. Sullivan is an Associate Professor of Management at the School of Management and the Krannert Graduate School of Management at Purdue University, serving in such roles since 1984, and has been a faculty member at Purdue since 1978.  Throughout her career at Purdue, Dr. Sullivan has taught undergraduate and graduate classes on corporate finance, financial institutions and markets and financial and managerial accounting and has received numerous awards and honors from the university.  Since 2000, Dr. Sullivan also has served as the Management Faculty Advisor for the Technical Assistance Program at Purdue, which consults with small businesses in Indiana.  In addition, Dr. Sullivan has served as a financial analyst for the Indiana Gaming Commission since 1995 and as a risk management consultant for Edgar Dunn & Company (a strategy and consulting firm) since 1994.  Dr. Sullivan has served on the boards of directors of several private financial institutions and not-for-profit organizations, including the Federal Reserve Bank of Chicago from 1990 until 1996 and the Purdue Employees Federal Credit Union from 1997 until April 2009.  She currently serves on the board of directors of the Greater Lafayette Community Foundation and on the Asset-Liability Committee for the Purdue Employees Federal Credit Union.  Dr. Sullivan earned a B.S. degree in Home Economics from the University of Kentucky and a M.S. and Ph.D. in Management from Purdue University. Dr. Sullivan brings to the Board of Directors particular knowledge and experience in finance and risk management.

Richard A. Johnson, Ph.D. was elected as a director of the Company on May 9, 2012. Dr. Johnson is currently an executive scientific consultant. From 1990 to 2008, he served as Founder and President of AvTech Laboratories. Prior to founding AvTech Laboratories, he served in various positions with The Upjohn Company, including Senior Research Scientist, Manager of Product Control, Manager of Quality Assurance Product Support and Director of Strategic Planning. Dr. Johnson received his Bachelor of Science in Chemistry from the Illinois Institute of Technology and his Ph.D. in Chemical Physics from Michigan State University. Dr. Johnson brings to the Board of Directors knowledge and insight on scientific matters, stemming from his extensive experience in the pharmaceutical industry.

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Merrill R. Osheroff, Ph.D. was elected as a director of the Company on January 25, 2014. Dr. Osheroff is currently a scientific consultant for regulatory and drug development strategies as well as regulatory submissions and program monitoring and management. From 2006 to 2007, he served as Senior Program Director at Battelle Memorial Institute. Prior to that, he served as Executive Director and Site Head of Worldwide Safety Sciences for Pfizer Corporation in Kalamazoo, Michigan. Dr. Osheroff received his Bachelor of Science in Animal Sciences from the University of Maryland and his Ph.D. in Experimental Pathology and Laboratory Medicine/Toxicology from the University of Wisconsin. Dr. Osheroff brings to the Board intimate knowledge of contract research organizations from his extensive experience with nonclinical contract research organizations.

Board Independence

The Board of Directors has determined that Larry S. Boulet, David Omachinski, John B. Landis, Ph.D., Richard A. Johnson, Ph.D., A. Charlene Sullivan, Ph.D., and Merrill R. Osheroff, Ph.D. have no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals meet the current independence requirements of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”).

Board Leadership Structure

The roles of Chairman and Chief Executive Officer are split into two positions. The Board of Directors believes that separating these roles aligns the Company with emerging trends in best practices for corporate governance of public companies and accountability to shareholders. The Board also believes that this separation provides a leadership model that clearly distinguishes the roles of the Board of Directors and management. The separation of the Chairman and Chief Executive Officer positions allows our Chief Executive Officer to direct her energy towards operational and strategic issues while the non-executive Chairman focuses on governance and shareholders. The Company believes that separating the Chairman and Chief Executive Officer positions enhances the independence of the Board of Directors, provides independent business counsel for our Chief Executive Officer, and facilitates improved communications between Company management and members of the Board of Directors.

Oversight of Risk Management

It is management’s responsibility to manage our enterprise risks on a day-to-day basis. The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk. While the Board of Directors as a whole maintains the ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees. The Audit Committee oversees management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw materials. The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking. The Nominating / Corporate Governance Committee manages the risks associated with governance issues, such as the independence of the Board of Directors and key executive succession.

In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations of the Company. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company and to address them in its long-term planning process.

Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating/Corporate Governance Committees. Scheduled meetings are supplemented by frequent informal exchanges of information and actions taken by unanimous written consents without meetings.

No member of the Board of Directors attended fewer than 75% of the aggregate of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. No members of the Board of Directors attended the 2014 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

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Committee	Members	Meetings in fiscal 2014

Compensation	David L. Omachinski (Chair)	3
	John B. Landis, Ph.D.
	Merrill R. Osheroff, Ph.D.**

Audit	Larry S. Boulet (Chair)	5
	David L. Omachinski
	A. Charlene Sullivan, Ph.D.

Nominating / Corporate Governance	A. Charlene Sullivan, Ph.D. (Chair)	1
	Larry S. Boulet
	Richard A. Johnson, Ph.D.

Board of Directors		6

**Merrill R. Osheroff, Ph.D. was elected as a director and member of the Compensation Committee on January 25, 2014.

The Compensation Committee is responsible for, among other matters, making recommendations to the Board of Directors with respect to:

•	compensation arrangements for the executive officers of BASi;
•	policies relating to salaries and job descriptions;
•	insurance programs;
•	benefit programs, including retirement plans; and
•	administration of the 2008 Stock Option Plan.

The Audit Committee is responsible for, among other matters:

•	reviewing with the auditors the scope of the audit work performed;
•	establishing audit practices;
•	overseeing internal accounting controls;
•	reviewing financial reporting;
•	accounting personnel staffing;and
•	engaging, overseeing and, where necessary, discharging the independent registered public accounting firm.

The Nominating/Corporate Governance Committee is responsible for, among other matters:

•	receiving and reviewing recommendations for nominations to the Board of Directors; and
•	recommending individuals as nominees for election to the Board of directors.

The Board of Directors has adopted a written charter for each of the Compensation Committee, the Audit Committee and the Nominating/Corporate Governance Committee, each of which can be found on our website at www.basinc.com. Compensation Committee, Audit Committee and Nominating/Corporate Governance Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by applicable NASDAQ and SEC rules and regulations, including those pertaining to committee members). The Board of Directors has determined that each of Larry S. Boulet and David L. Omachinski is an “audit committee financial expert” (as defined by Item 401(h) of Regulation S-K).

The Nominating/Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be made to the Board of Directors or to an individual director in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906 not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual shareholders meeting. Nominations must be received between November 13, 2015 and December 13, 2015 for consideration at the 2016 Annual Shareholders’ Meeting. Nominations must set forth, with respect to the person nominated, their name, age, business address and residence address, principal occupation or employment, class and number of shares of BASi which are owned beneficially or of record by the person, and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The shareholder making this proposal must state his, her or its name and record address, the class and number of shares of BASi which he, she or it owns beneficially or of record, a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Chair of the Nominating/Corporate Governance Committee or his or her designee shall have the authority to determine whether a nomination is properly made.

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There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating/Corporate Governance Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating/Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Nominating/Corporate Governance Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience. The Nominating/Corporate Governance Committee will evaluate nominees for director submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

Family Relationships

There are no family relationships among the directors and executive officers of BASi.

Certain Relationships and Transactions

The Board reviews transactions with related parties, but has no formal policies in place with respect to such review or the approval of such transactions. There were no transactions with related parties in fiscal 2014.

Communications with the Board of Directors

Any shareholder who desires to contact members of the Board of Directors, including non-management members as a group, may do so by writing to:

BASi Corporate Secretary

2701 Kent Avenue

West Lafayette, IN 47906

corporatesecretary@BASinc.com

The Corporate Secretary will collect all such communications and organize them by subject matter. Thereafter, each communication will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication. Communications addressed to the non-management members as a group will be forwarded to each non-management member of the board.

Communications with the Audit Committee

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:

Chairman of the Audit Committee,

Larry S. Boulet

auditcommittee@BASinc.com

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Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics to review and address the complaint. The Company’s Code of Business Conduct and Ethics applies to all of BASi’s directors, employees and officers. BASi’s Code of Business Conduct and Ethics is available on the Company’s website at www.basinc.com.

Non-Employee Director Compensation and Benefits

BASi's compensation package for non-employee directors is generally comprised of cash (annual retainers and board and committee meeting fees) and stock option awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent BASi's shareholders and reflect BASi's position in the industry. Actual annual pay varies among directors based on Board committee memberships, committee chair responsibilities and meetings attended. BASi has not adopted guidelines with respect to non-employee director ownership of common shares. Directors, who are employees, if any, receive no additional compensation for their service on the Board.

Compensation for non-employee directors during the 2014 fiscal year consisted of the following:

Type of Compensation	Amount ($)
Annual retainer for Board membership	3,300
Annual retainer for director serving as Chair of the Audit Committee	2,000
Annual retainer for director serving as Chair of the Compensation Committee	1,000
Annual retainer for director serving as Chair of the Nominating Committee	500
Meeting fee for Board meeting, in person	1,000
Meeting fee for Board meeting, by phone	500
Committee meetings, non-Board meeting days, in person	500
Committee meetings, non-Board meeting days, by phone	250
Daily fee for consultation with management	1,000

For meetings of the standing Board committees held in conjunction with a meeting of the Board, no additional fees are paid.

Option Awards

In fiscal 2014, there were no common stock options or other equity awards granted to non-employee directors.

Business Expenses

The directors are reimbursed for their business expenses related to their attendance at BASi meetings, including room, meals and transportation to and from Board and committee meetings.   Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors' Compensation Table

The following table shows information regarding the compensation of BASi's non-employee directors for the 2014 fiscal year. Ms. Lemke did not receive any compensation for her service as a director.

DIRECTOR COMPENSATION FOR FISCAL 2014
Name (1)	Fees paid in cash ($)	All Other Compensation ($) (2)	Total ($)
Larry S. Boulet	13,225	-	13,225
David W. Crabb, M.D.	2,650	-	2,650
Richard A. Johnson, Ph.D.	3,975	-	3,975
John B. Landis, Ph.D.	4,975	1,118	6,093
David L. Omachinski	4,975	969	5,944
Merrill Osheroff, Ph.D.	6,431	-	6,431
A. Charlene Sullivan, Ph.D.	6,600	423	7023

(1)	Total options outstanding for each director at fiscal year-end 2014 are as follows: 10,000 outstanding options for each of Mr. Omachinski and Dr. Sullivan, respectively; 15,000 outstanding options for each of Mr. Boulet, Dr. Johnson and Dr. Landis.
(2)	Reimbursement for travel expenses associated with Board meetings.

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any existing or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that BASi specifically incorporates it by reference into a filing.

The Audit Committee of the Board operates under a written charter, which is reviewed periodically and was most recently amended in May, 2008. The Audit Committee is comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Boulet and Mr. Omachinski each meet the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.

BASi’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. BASi’s independent registered public accounting firm, McGladrey LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of BASi’s accounting policies, internal controls and financial reporting. The Audit Committee reviews BASi’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of our independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal controls over financial reporting were effective as of the end of the Company’s most recently-completed fiscal year.

The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for the annual audit and reviewed the results of the audit with management and the independent auditors.

In addition, the Audit Committee has discussed the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. The Audit Committee has also considered whether the provision of any non-audit services (as discussed under “Fees of Independent Registered Public Accountants”) would impact the independence of the auditors.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, be filed with the SEC.

AUDIT COMMITTEE

Larry S. Boulet (Chairman)

David L. Omachinski

Dr. A. Charlene Sullivan, Ph.D.

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PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed McGladrey LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2015. We are asking our shareholders to ratify McGladrey LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of McGladrey LLP to our shareholders for ratification as a matter of good corporate practice.

The proposal will be approved if more shares represented in person or by proxy and entitled to vote on this item at the Annual Meeting are voted for approval of the proposal than are voted against approval of the proposal.

The Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of McGladrey LLP as the Company’s independent registered public accountants for fiscal 2015.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Selection of Independent Registered Public Accountants

The Company’s Audit Committee engaged McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the audit of the consolidated financial statements for the fiscal years ended September 30, 2014 and 2013, respectively.

Representatives of McGladrey are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company’s financial statements.

Fees of Independent Registered Public Accountants

The approximate aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	2014	2013
Audit Fees –
Aggregate fees for annual audit, quarterly reviews	$322,000	$215,000

Audit Related Fees -
Aggregate fees for assurance and related services	$—	$—

Tax Fees -
Income tax services related to compliance with tax laws	$—	$—

All Other Fees -	$—	$—

There were no fees for services other than the above paid to the Company’s independent registered public accountants.

BASi’s policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. All fees were reviewed and approved by the Audit Committee during fiscal 2014 and 2013. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

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On February 6, 2013 Crowe Horwath LLP ("Crowe") provided the Company with notice of its intent to resign as the Company’s independent registered public accounting firm and its resignation was effective on February 14, 2013 when it completed its review of our first quarter of fiscal 2013. During the Company’s then two most recent fiscal years and the subsequent interim period through February 14, 2013, there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure which disagreements, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in Crowe’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s then two most recent fiscal years and the subsequent interim period through February 14, 2013.

The Company previously provided Crowe with a copy of this disclosure and requested that Crowe furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of Crowe’s letter, dated February 21, 2013, was attached as Exhibit 16.1 to the Form 8-K/A filed February 21, 2013.

On February 8, 2013, the Audit Committee approved the appointment of McGladrey LLP as the Company’s independent registered public accounting firm, whose engagement became effective on February 22, 2013.

During the Company’s then two most recent fiscal years and the subsequent interim period through February 21, 2013, neither the Company nor anyone operating on its behalf had consulted with McGladrey regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement of the type described in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” involving the Company, as described in Item 304(a)(1)(v) of Regulation S-K. Furthermore, McGladrey had not provided the Company a written report or oral advice that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

PROPOSAL 3 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2008 STOCK OPTION PLAN IN THE FORM OF THE BIOANALYTICAL SYSTEMS, INC. EQUITY INCENTIVE PLAN

On January 24, 2015, upon recommendation of the Compensation Committee (the “Committee”), the Board of Directors (the “Board”) approved the amendment and restatement of the Company’s 2008 Stock Option Plan (the “Current Plan”) in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan attached hereto as Annex A (the “Amended Plan”). If approved by the shareholders at the annual meeting, the Amended Plan will become effective as of the Board’s approval, or on January 24, 2015.

We believe that the amendment and restatement of the Current Plan in the form of the proposed Amended Plan is necessary in order to allow the Company to best utilize equity awards and performance awards to retain and attract the services of key individuals essential to the Company’s long-term growth and financial success and to further align their interests with those of the Company’s shareholders. The Company relies on equity awards to retain and attract key employees and non-employee Board members and the flexibility to grant equity incentive awards, including awards not currently provided for under the Current Plan, is necessary for the Company to remain competitive with regard to retaining and attracting highly qualified individuals upon whom, in large measure, the future growth and success of the Company depends.

The following factors, among others, were taken into account by the Committee and the Board in approving the Amended Plan: (i) the Company’s historical burn rate under other shareholder approved equity plans, (ii) the number of shares remaining available under the Current Plan for future awards and the number of outstanding stock options, (iii) potential dilution resulting from the proposed increase in authorized shares, (iv) the ability to grant only stock options under the Current Plan and (v) the potential shareholder value transfer resulting from the proposed increase in authorized shares.

A summary of the material differences between the Current Plan and the Amended Plan, as well as a summary of the terms of the Amended Plan generally are set forth below. These summaries, however, are qualified by and subject to the full text of the Amended Plan, as proposed, which is attached hereto as Annex A. Capitalized terms used in this summary that are not otherwise defined have the meanings given such terms in the Amended Plan.

The Board unanimously recommends that the shareholders vote “FOR” approval of the amendment and restatement of the 2008 Stock Option Plan in the form of the Bioanalytical Systems, Inc. Equity Incentive Plan.

Material Differences in the Amended Plan

•	Increases the Number of Shares Authorized for Issuance Under the Current Plan. The Amended Plan increases the total number of shares of the Company’s Common Stock issuable under the Current Plan from the 500,000 shares authorized under the Current Plan to 1,200,000 shares authorized (an increase of 700,000 shares). Upon approval by the shareholders, the Amended Plan would have a total of 909,000 shares available for equity awards (including the 209,000 shares available for equity awards under the Current Plan).

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•	Extends the Term of the Current Plan. If not terminated sooner, the Current Plan terminates on March, 20 2018, whereas, if not terminated sooner, the Amended Plan terminates January 24, 2025.

•	Expands the Types of Equity Awards Available Under the Current Plan. The Amended Plan expands the kinds of equity awards that can be made under the plan to include restricted stock, restricted stock units, stock appreciation rights and bonus stock, in addition to the stock option awards currently available under the Current Plan. Please refer to “Key Terms of the Amended Plan” below and Annex A.

•	Provides for the Right to Condition Awards On the Achievement of Performance Objectives. The Amended Plan provides the Committee with the right to grant awards that will become earned (vested) or be forfeited based on the level of achievement of objective and pre-established performance objectives. Please refer to “Performance-Based Awards” below and Annex A.

•	Vests Responsibility for Non-Employee Director Grants with the Board. The Amended Plan vests the discretion to determine the number and types of awards to be granted to non-employee directors and the terms of such awards with the full Board, as opposed to with the Committee. The Amended Plan also limits matters delegable by the Committee to administrative duties.

•	Provides for Additional Limitations with respect to the Grant of Stock Options. The Amended Plan limits the number of shares which may be issued as incentive options to 600,000 and limits the number of shares which may be issued as options to any employee in any fiscal year to 150,000.

•	Changes the definition of “Fair Market Value”. Under the Amended Plan, the Committee may determine the fair market value of a share in good faith, by formula or other method consistent with the determination of fair market value under the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the shares shall be the average of the high and the low sales prices of the shares on the grant date (or if shares were not traded on such date, then on the next preceding trading day on which a sale of shares occurred). The Current Plan defines fair market value as the per share closing price on the trading day immediately before such grant date or if no price is reported, as determined in good faith by the Committee.

•	Removes Default treatment of Awards upon a Separation of Service. Under the Current Plan, unless otherwise specified by the Committee, upon a participant’s, retirement, disability or death, the participant (or in the case of death, the participant’s beneficiary or estate) may exercise outstanding options for a period of 12 months. Upon any other separation, all rights under granted options terminate. Further, no incentive stock option may be exercised more than 3 months after a separation of service due to retirement. The Amended Plan provides the Committee with authority and power to determine the treatment of awards upon an employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a non-employee director’s termination of relationship as allowed by law.

•	Conditions the Occurrence of a “Change in Control” with Respect to Certain Awards. Under the Amended Plan, to the extent an award is subject to Section 409A of the Code, an occurrence shall not constitute a “change in control” if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

•	Explicitly Provides the Committee with the Right to Require Forfeiture of an Award Under Certain Circumstances. The Amended Plan explicitly provides that the Committee may require an award or shares acquired under the Amended Plan to be forfeited following (i) the participant's performance of services for a competitor of the Company and/or its subsidiaries or the establishment by the award holder of a business which competes with the Company and/or its subsidiaries, (ii) the participant’s solicitation of employees or customers of the Company and/or its subsidiaries, (iii) the participant’s improper use or disclosure of confidential information of the Company and/or its subsidiaries, or (iv) material misconduct by the participant in the performance of such participant’s duties for the Company and/or its subsidiaries, as determined by the Committee.

•	Revises the Provisions Applicable to Tax Mitigation. The Amended Plan revises provisions in the Current Plan with respect to tax mitigation, the end result being that a participant should receive, on an after-tax basis, the greatest amount of payment or benefit resulting from an award, notwithstanding that all or a portion of such payment or benefit may be subject to excise tax. The Amended Plan requires the Company to appoint an independent public accounting firm to make required tax mitigation determinations.

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•	Other Changes. The Amended Plan includes additional changes subordinate in nature to those described above. Please refer to Annex A.

Key Terms of the Amended Plan

•	Amended Plan Limits. The total number of Common Shares issuable under the Amended Plan is 1,200,000. The Amended Plan designates 600,000 shares as the maximum number of shares as to which incentive options may be granted. No employee may be granted stock options and/or stock appreciation rights with respect to more than 150,000 shares in any fiscal year, and no employee may be granted restricted stock, restricted stock units and/or bonus stock awards with respect to more than 150,000 shares in any fiscal year, subject to adjustment. Certain shares, including those subject to awards that are forfeited, amended, terminated, or settled in cash, and other shares, will be eligible for reissuance under the Amended Plan.

•	Eligibility. All employees, officers, and directors of the Company and its subsidiaries are eligible to receive equity awards under the Amended Plan, except that incentive options may not be granted to non-employee directors. Currently, there are approximately 170 employees (including our executive officers) and 6 non-employee directors eligible to participate in the Amended Plan. The Committee is authorized to make awards to employees as selected in its discretion, and the Board has authority to make awards to non-employee directors of the Company.

•	Administration. The Committee has the authority and responsibility to administer the Amended Plan, except for awards to non-employee directors, which are administered by the Board. The Committee consists solely of members intended to be “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, “outside directors” under regulations promulgated under Section 162(m), and “independent directors” under NASDAQ rules. The Committee may exercise broad discretionary authority in the administration of the Amended Plan, including the authority to determine the treatment of awards upon an employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence. In addition, the Committee is authorized to delegate some or all of its administrative duties to one or more of its members or to one or more employees or agents of the Company.

•	Amendments and Termination. The Amended Plan would terminate on January 24, 2025. The Amended Plan may be terminated at any time prior to that date by the Board, in its sole discretion, and the Board may also amend the Amended Plan at any time, provided that shareholder approval is required for any amendment to the extent necessary to comply with applicable law and the rules, regulations, or requirements of NASDAQ or any other stock exchange on which the Common Shares are listed or traded. Currently, NASDAQ rules would require shareholder approval for a material revision of the Amended Plan, which would include (i) any material increase in the number of shares to be issued under the Amended Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction), (ii) any material increase in benefits to participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which shares or options to purchase shares may be offered, or (c) extend the duration of the Amended Plan, (iii) any material expansion of the class of participants eligible to participate in the Amended Plan and (iv) any expansion in the types of options or awards provided under the Amended Plan.

•	Types of Awards. Five different types of equity awards may be granted under the Amended Plan, which awards may be free-standing or granted in tandem. They are as follows:
o	Stock Options. Stock options entitle the holder of the options to elect to purchase up to a specified number of the Company’s Common Shares at a specified price (the exercise price). The exercise price cannot be less than the fair market value of the Common Shares when the options are granted. Under the Amended Plan, stock options may be incentive options or “non-qualified options” under the Code. Stock options may not be exercised more than ten years from the date of grant, unless the Committee determines otherwise on an individual basis. The applicable option exercise price is payable at the time of exercise in any of the following methods, to the extent permitted by the Committee: (i) cash, (ii) delivery of Common Shares owned by the optionee having a value at the time of exercise equal to the exercise price, (iii) broker-assisted cashless exercise, (iv) subject to the approval of the Committee, any other manner permitted by law, or (v) any combination of the foregoing.

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o	Stock Appreciation Rights. A stock appreciation right entitles the holder to receive, for each share as to which the award is granted, payment of an amount, in cash, in Common Shares, or in a combination, as determined by the Committee, equal in value to the excess of the fair market value of a Common Share on the date of exercise over the fair market value of a Common Share on the day such stock appreciation right was granted.

o	Restricted Stock. Restricted stock means Common Shares that are actually issued to the recipient of the award, but the recipient has no right to sell them, pledge them, or otherwise transfer any interest in them until it is determined in the future how many shares the recipient is entitled to retain (free of such restrictions) and how many shares must be forfeited to the Company. Such determination will be based on the conditions the Committee attaches to the award, which may include performance-based conditions (as described below).

o	Restricted Stock Unit (“RSU”). An RSU award is a promise by the Company to issue up to a fixed number of Common Shares to the award recipient at some point in the future, with the number of such shares that are actually issued being determined by the conditions attached to the award by the Committee (which may include performance-based conditions, as described below). Except as provided by the Committee, RSU awards that are unvested at the time the holder’s employment or other relationship with the Company is terminated will be forfeited.

o	Bonus Stock. Bonus stock means unrestricted Common Shares that are issued to an award recipient at no cost to the recipient or at a discount from its fair market value.

•	Vesting and Forfeiture of Awards. The exercisability of stock options, and the vesting or forfeiture of all other equity awards under the Amended Plan, may be conditioned in any manner that the Committee chooses. The Amended Plan grants broad discretion to the Committee to determine the terms and conditions applicable to awards made under the Amended Plan. For example, time-based equity awards may be granted with the condition that they will become earned (vested) ratably over a period of years as long as the recipient remains employed. Performance-based equity awards may be granted with the condition that they will become earned (vested) or be forfeited in accordance with the attainment of specified financial or other performance objectives. Unless the Committee determines otherwise on an individual basis, stock options will vest and become exercisable at the rate of 33-1/3 percent of the shares covered by the stock option on each of the first three anniversaries of the grant date.

•	Performance-Based Awards. The Committee has the right under the Amended Plan to grant awards that will become earned (vested) or be forfeited based on the level of achievement of objective and pre-established performance objectives. These objectives are established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales; operating profits; operating margin; operating profits before taxes; operating profits before interest expense and taxes; net earnings; earnings per share; profit margin; EBITDA; return on equity; return on assets; return on invested capital; total shareholder return; cash flow; debt to equity ratio; market share; stock price; shareholder, economic or market value added; implementation or completion of critical projects or processes; cost targets, reductions and savings, productivity and efficiencies; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, or information technology goals, or goals relating to acquisitions, divestitures, joint ventures and similar transactions; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. The Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items and/or to reflect any other item or event determined by the Committee in its discretion.

•	Transferability of Certain Awards. Unless otherwise provided by the Committee, stock options and stock appreciation rights granted under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and restricted stock and RSU awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Vesting Period (as defined in the Amended Plan).

•	Dividends and Voting. The Committee has discretion to either permit or deny the holder of an award of shares under the Amended Plan the right to dividends (or a cash equivalent for shares not actually issued), and the Committee may permit or deny voting rights to the holder of an award of restricted stock.

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•	Change in Control. Unless an award is granted with contrary provisions or the participant has an agreement with the Company with contrary provisions, a “Change in Control” of the Company (as defined in the Amended Plan) will result in all outstanding stock options and all outstanding stock appreciation rights awarded under the Amended Plan becoming fully exercisable and vested. With respect to any outstanding Full Value Awards under the Amended Plan (i) any restrictions and vesting conditions applicable to the Full Value Award that are based upon the passage of time shall lapse and such awards shall be deemed fully vested, (ii) restrictions and vesting conditions applicable to the Full Value Award that are based upon one or more performance factors shall lapse with respect to a pro-rata portion of the number of shares subject to such Full Value Award that would have been earned by the award holder if the performance conditions related thereto were satisfied at the target level for such awards and the award holder had been employed on the date required to earn such shares, and (iii) the Committee may, in its sole discretion, accelerate the payment date of all RSU awards.

•	Waiver of Conditions. The authority of the Committee under the Amended Plan generally includes the right to waive the satisfaction of any or all conditions in an award as to the vesting of the shares awarded.

Federal Income Tax Consequences to Participants

The following discussion is limited to a summary of the U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the Amended Plan. The tax consequences of the grant, exercise, or vesting of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

•	Non-Qualified Stock Options. In general, (i) a participant will not recognize income at the time a non-qualified option is granted, (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price paid for the shares and (iii) at the time of sale of shares acquired pursuant to the exercise of the non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•	Incentive Stock Options. A participant will not recognize income at the time an incentive option is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option exercise price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an incentive option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

•	Stock Appreciation Rights. A participant will not recognize income upon the grant of stock appreciation rights. The participant generally will recognize ordinary income when the stock appreciation rights are exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

•	Restricted Stock. A participant will not be subject to tax until the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of award of the shares will have taxable ordinary income on the date of award of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and transfer restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

•	RSUs. A participant will not recognize income upon the grant of an RSU award. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

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•	Bonus Stock. A participant will recognize ordinary income upon the grant of a bonus stock award equal to the fair market value of the unrestricted shares received by the participant.

•	Dividends or Dividend Equivalents. Any dividend or dividend equivalents awarded with respect to awards granted under the Amended Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when such cash or unrestricted shares are received by the participant.

•	Section 409A. The Amended Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. Awards granted under the Amended Plan generally will be designed either to be exempt from, or to comply with the requirements of, Section 409A.

•	Federal Income Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income (i) meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code and (ii) is not disallowed by the $1.0 million limitation on executive compensation under Section 162(m).

No benefits or amounts have been granted, awarded, or received under the Amended Plan. Future awards under the Amended Plan will be granted by the Committee, in its discretion, and the amounts payable to the Company’s employees and directors under the Amended Plan is not currently determinable. Such amounts will depend on the performance objectives selected by the Committee, the established targets, and the extent to which such targets are achieved.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee and Compensation Methodology

During the 2014 fiscal year, the Compensation Committee of the Board was responsible for administering the compensation and benefit programs for BASi's team members, including the executive officers. The Compensation Committee annually reviews and evaluates cash compensation and stock option award recommendations along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation, provided to BASi's executive officers. The Compensation Committee examines these recommendations in relation to BASi's overall objectives and makes compensation recommendations to the Board for final approval. The Compensation Committee also sends to the Board for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the decisions of the Board as to her compensation package.

BASi's executive compensation practices are affected by the highly competitive nature of the biotechnology industry and the location of BASi's executive offices in West Lafayette, Indiana. The fact that West Lafayette, Indiana is a small city in a predominantly rural area can present challenges to attracting executive talent from other industries and parts of the country. However, the favorable cost of living in this area and the small number of competitive employers in this market, enable the Company to pay generally lower salaries for comparable positions to others in its industry. The Company has also recruited a number of key employees from Purdue University, particularly for scientific and technical responsibilities.

The Compensation Committee strongly believes that executive compensation pay opportunities, and pay actually realized should be tied to Company performance. During 2014, the Compensation Committee hired First Person, a compensation consultant, to review its current compensation practices. The review addressed several areas including the following: (i) whether the Company’s compensation practices motivate management to focus on key financial goals over appropriate time horizons, (ii) whether existing performance measures support the company’s current strategy and the preservation and creation of shareholder value, (iii) whether the Company’s compensation practices promote prudent risk-taking and (iv) whether performance goals are challenging and appropriate.

The Compensation Committee, in collaboration with management and the compensation consultant, has completed the comprehensive review of the compensation structure of the Company. The review was carried out in order to provide the proper incentives and necessary retention of key employees, including the named executive officers, to achieve financial success and deliver an appropriate return to the shareholders. One outcome of the review is the approval by the Board of Directors of the Compensation Committee’s recommendation for approval and authorization of a vote to shareholders to approve the Company’s Amended and Restated Equity Incentive Plan.

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The Company has developed compensation packages for BASi's executive officers that meet each of the following three criteria: (1) market competitive - levels competitive with companies of similar size and performance to BASi; (2) performance-based "at risk" pay that is based on both short-term and long-term goals; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short-term and long-term objectives. Severance arrangements with executives as well as payments for resignations, retirements and terminations have traditionally been determined on a case-by-case basis.

On February 7, 2013, the Board of Directors approved an Annual Incentive Bonus Plan (“AIBP”) for all salaried and hourly employees of BASi, including BASi’s Named Executive Officers or “NEOs”. This AIBP has been established in order to align all participants with the annual goals and objectives of the Company and to create a direct link between compensation and the annual financial and operational performance of the Company. Under the terms of the AIBP, salaried and hourly employees, including the NEOs, will be eligible to receive performance-based incentive bonuses for the Company’s achievement of specific EBITDA levels for the fiscal years ended September 30, 2014 and 2013, respectively, as well as the individual’s accomplishment of specific performance goals.

Compensation Risks

The Company has considered the components of the Company's compensation policies and practices. We believe that risks arising from our compensation policies and practices for our employees, including our executive officers, are not likely to have a material adverse effect on us. In addition, the committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risk.

The Company has reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking. It concluded that:

•	The combination of base salary and incentive compensation, including annual incentive compensation and long-term incentive compensation, reduces the significance of any one particular compensation element.

•	Our customary four year equity vesting period encourages long-term perspectives among award recipients.

•	The Company's performance goals are appropriately set in order to avoid targets that, if not met, result in a large percentage loss of compensation;

•	The Compensation Committee oversees the design of BASi’s annual incentive and long-term incentive compensation plans.

•	Our system of internal control over financial reporting, among other controls, reduce the likelihood of manipulation of our financial performance to enhance payments under incentive compensation plans.

Based on the foregoing, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on BASi.

Employment Agreements and Post-Termination Payments

BASi has Employment Agreements with Ms. Lemke, Mr. Potrzebowski and Dr. Bourdage and had an employment agreement with Mr. Devine.

Employment Agreement with Jacqueline M. Lemke

On April 9, 2012, BASi entered into an Employment Agreement with Jacqueline M. Lemke to serve as Chief Financial Officer and Vice President of Finance of BASi. Pursuant to the terms of the agreement between BASi and Ms. Lemke, the agreement had an initial term that ended on February 28, 2015, but the employment term could have been extended for successive one year periods unless either BASi or Ms. Lemke gave the other party written notice at least 90 days before the end of the term. The Employment Agreement provided that (a) Ms. Lemke’s base salary would be $17,683.33 per month, and (b) she would receive an annual cash bonus equal to two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense and amortization expense of the Company for the year . Ms. Lemke was also eligible for a standard relocation package during the first year of employment.

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On July 5, 2012, Ms. Lemke was elected as the interim President and Chief Executive Officer of BASi in addition to her position as Chief Financial Officer and Vice President of Finance. On October 15, 2012, BASi and Ms. Lemke agreed upon an addendum that was attached to and made a part of Ms. Lemke’s original Employment Agreement. The addendum provided that, during the period Ms. Lemke served as Interim President and Chief Executive Officer of BASi, she would receive (a) a cash bonus of $20,000 on the first regular pay date of the Company following each of October 15, 2012 and January 5, 2013; and (b) a cash bonus equal to two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense, amortization expense and restructuring charges of BASi for that period ("EBITDAR Bonus"). In addition to reimbursement of business expenses in accordance with BASi’s standard reimbursement policies, Ms. Lemke would have been entitled to a $1,400 monthly commuting allowance. BASi also agreed to provide Ms. Lemke with term life insurance of two times her base salary.

On February 7, 2013, Ms. Lemke was elected as the President and Chief Executive Officer of the Company with continuing responsibility as Vice President - Finance and Chief Financial Officer. In connection with her election, the Company and Ms. Lemke entered into an Amended and Restated Employment Agreement .. The Employment Agreement provided that (a) Ms. Lemke’s base salary would be $24,183.33 per month, and (b) for fiscal year 2013 only, she would receive an annual cash bonus in an amount equal to the greater of (i) two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense, amortization expense and restructuring charges of the Company for the year or (ii) the amount which Ms. Lemke became entitled to receive pursuant to the Annual Incentive Bonus Plan (AIBP), if any. For fiscal years subsequent to 2013, Ms. Lemke would receive an annual cash bonus based upon the Company Annual Incentive Bonus Plan, if any. Ms. Lemke would continue to receive a $1,400 monthly commuting allowance in addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies.

On July 1, 2014, BASi entered into a Second Amended and Restated Employment Agreement with Ms. Lemke. The term of the Employment Agreement extends through June 30, 2017, subject to automatic renewal for successive one-year terms unless either party gives the other written notice of their intent to terminate the Employment Agreement at least 90 days before the end of the then current term. Under the Employment Agreement, Ms. Lemke’s base salary is $26,000 per month, and she received a one-time cash bonus in the amount of $50,000 on the Company’s first regular payroll date after the effective date of the Employment Agreement. Ms. Lemke remains eligible for an annual cash bonus based upon the Company's Annual Incentive Bonus Plan, if any, and for the $1,400 monthly commuting allowance in addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies.

The current agreement provides that Ms. Lemke could be entitled to severance benefits following the termination of her employment, as is further described below under the heading, “Change-in Control Agreements.” If she is terminated by BASi without "cause", or if Ms. Lemke terminates her employment for "good reason" she would be entitled to the following:

•	Ms. Lemke’s base salary, payable monthly for 18 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.
•	health insurance coverage or COBRA reimbursement for the 18-month period

As part of these agreements, Ms. Lemke has also received certain option awards as disclosed in the executive compensation table.

Employment Agreement with Jeffrey Portzebowski

Effective June 9, 2014, Jeffrey Potrzebowski joined BASi as Chief Financial Officer and Vice President of Finance. His base salary is $16,666.67 per month with a targeted Annual Incentive Bonus payout of 30% of base salary. In addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies, Mr. Potrzebowski is entitled to a $500 monthly commuting allowance. Mr. Potrzebowski is also eligible to participate in all employee benefit plans which are generally made available to employees of the Company, subject to the eligibility, qualification, waiting period and other terms and conditions of such plans as they shall be in effect from time to time.

In connection with his employment, BASi granted Mr. Potrzebowski an option to purchase 10,000 shares of the Company's common stock pursuant to the Company's Employee Stock Option Plan and an Option Agreement dated June 9, 2014.  The grant is effective on June 9, 2014 at a price of $2.66. The option vests in three equal annual installments beginning June 9, 2015, with the second and third installments becoming exercisable on the two succeeding anniversary dates, subject to Mr. Potrzebowski’s continued employment with BASi. This option grant expires on the tenth anniversary of the effective date of the grant.

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Employment Agreement with Dr. James Bourdage

On June 2, 2014, Dr. James Bourdage joined BASi as the Vice President of Bioanlaytical Services. His base salary is $14,166.67 per month with a targeted Annual Incentive Bonus payout of 30% of base salary. Dr. Bourdage is also eligible to participate in all employee benefit plans which are generally made available to employees of the Company, subject to the eligibility, qualification, waiting period and other terms and conditions of such plans as they shall be in effect from time to time.

In connection with his employment, BASi granted Dr. Bourdage an option to purchase 10,000 shares of the Company's common stock pursuant to the Company's Employee Stock Option Plan and an Option Agreement dated June 2, 2014. The grant is effective on June 2, 2014 at a price of $2.71. The option vests in four equal annual installments beginning June 2, 2015, with the remaining three installments becoming exercisable on the three succeeding anniversary dates, subject to Dr. Bourdage's continued employment with BASi. This option grant expires on the tenth anniversary of the effective date of the grant.

Employment Agreement with John P. Devine

On October 1, 2011, BASi entered into an Employment Agreement with John P. Devine to serve as Vice President of Toxicology of BASi. Pursuant to the terms of the agreement between BASi and Mr. Devine, the agreement had an initial term that ended on December 30, 2014, but the employment term could have been extended for successive one year periods unless either BASi or Mr. Devine gave the other party written notice at least 90 days before the end of the term.

The Employment Agreement provided that Mr. Devine’s base salary was $12,083.34 per month. Mr. Devine was also eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provided that Mr. Devine could be entitled to severance benefits following the termination of his employment, as is further described below under the heading, “Change-in Control Agreements.” If he was terminated by BASi without "cause", or if Mr. Devine terminated his employment for "good reason" he would have been entitled to the following:

•	Mr. Devine’s base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

On September 18, 2014, Mr. Devine was given notice that the Company would not extend the term of his Employment Agreement beyond its current term, ending December 30, 2014. In a Separation Agreement and Release of All Claims, effective October 3, 2014, the Company agreed to pay Mr. Devine a separation benefit of $12,083.34 per month, his current monthly salary, in the form of a bi-weekly salary continuation following the expiration of his Employment Agreement through the payroll period ending February 20, 2015. The Company also agreed to reimburse Mr. Devine for the cost of COBRA premiums incurred for the months of January and February, 2015, if any. In exchange for these benefits, Mr. Devine agreed to unconditionally release the Company from any and all claims occurring prior to the expiration of his Employment Agreement and also agreed that he would not accrue additional vacation time beyond that accrued as of September 18, 2014. Each of the parties also agreed not to make false, negative or disparaging remarks regarding the other.

Change-in-Control Agreements

Ms. Lemke’s Employment Agreements contains and Mr. Devine’s Employment Agreement contained a change in control feature. Under these Employment Agreements, if Ms. Lemke or Mr. Devine is “involuntarily terminated” for any reason following a change in control, Mr. Devine would receive an amount equal to his monthly base salary for the 12 months prior to termination payable for at least 2 years and Ms. Lemke would receive an amount equal to her monthly base salary for the 12 months prior to termination payable for at least 18 months. Each would also be eligible for any special bonus program and be eligible during the terminal payment period to participate in Company sponsored benefits, savings and retirement plans, practices, policies and programs, with the employee contribution paid by the employee.

“Involuntarily terminated” is defined in the Employment Agreements as resulting from a “change in control” of the Company, and due to either (1) the elimination or diminution of the Employee’s position, authority, duties and responsibilities relative to the most significant of those held, exercised and assigned at any time during the six month period immediately preceding a “change in control”; or (2) a change in location requiring the Employee’s services to be performed at a location other than the location where the Employee was employed immediately preceding a “change in control,” other than any office which is the headquarters of the Company and is less than 35 miles from such location.

A "change in control" is defined in Ms. Lemke’s Employment Agreement and was defined in Mr. Devine’s Employment Agreement as (1) approval by shareholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common shares immediately prior to the consolidation or merger have substantially the same proportionate ownership of voting common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (2) a change in the majority of members of the Board of Directors of the Company within a twenty-four (24) month period unless the election, or nomination for election by the Company shareholders, of each new director was approved by a vote of two-thirds (2/3) of the directors then still in office who were in office at the beginning of the twenty-four (24) month period; or (3) the Company combining with another company as the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, more than fifty percent (50%) of the share of voting common stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the shares of voting common stock of the combined company, any shares received by affiliates (as defined in the rules of the SEC) of such other company in exchange for stock of such other company).

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In connection with his employment, BASi granted Dr. Bourdage an option to purchase 10,000 shares of the Company's common stock pursuant to the Company's Employee Stock Option Plan and an Option Agreement dated June 2, 2014.  The grant is effective on June 2, 2014 at a price of $2.71. The option vests in four equal annual installments beginning June 2, 2015, with the three remaining installments becoming exercisable on the three succeeding anniversary dates, subject to Dr. Bourdage’s continued employment with BASi. This option grant expires on the tenth anniversary of the effective date of the grant.

Executive Compensation Tables

Fiscal 2014 Summary Compensation Table

For fiscal 2014, our Named Executive Officers or “NEOs” were Jacqueline M. Lemke, Jeff Potrzebowski, Dr. James Bourdage and John P. Devine, Jr. The following narrative, tables and footnotes describe the "total compensation" earned during the Company’s fiscal 2014 by our NEOs. Individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during the Company’s 2014 and 2013 fiscal years. The terms of the Employment Agreements governed the base salary for each NEO.

Bonus. The amounts presented as bonus for Ms. Lemke represent an accrued cash bonus of 2% of EBITDAR and two $20,000 bonuses per her employment agreement for fiscal 2013 as well as an accrued bonus related to the Company’s AIBP for fiscal 2014. The amount presented as a bonus for Mr. Devine is related to the Company’s AIBP for fiscal 2013. The bonuses presented for Mr. Potrzebowski and Dr. Bourdage are related to the Company’s AIBP for fiscal 2014. No other bonuses were paid or accrued in fiscal 2014 or 2013 for any other NEO.

Option Awards. The awards disclosed under the heading "Option Awards" consist of the aggregate grant date fair value of the stock option awards granted in fiscal 2014 and 2013 computed in accordance with FASB ASC Topic 718. The grant date fair value of the option awards may vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include BASi's actual operating performance, common share price fluctuations, differences from the valuation assumptions used, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting. Assumptions used in the calculation of the grant date fair value are included in Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

All Other Compensation. The amounts included under “All Other Compensation” are described in the footnotes to the table.

SUMMARY COMPENSATION TABLE
Name	Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)		All Other Compensation ($)		Total ($)

Jacqueline M. Lemke	President and Chief Executive	2013	262,807	102,783	(3)	125,276	(5)	17,558	(7)	508,424
(2)	Officer	2014	295,650	92,285	(4)	52,775	(6)	17,558	(8)	458,268

John P. Devine, Jr.	Vice President, Toxicology	2013	145,000	3,584	(9)	576	(10)	-		149,160
		2014	145,000	-		-		-		145,000

Jeff Potrzebowski	Chief Financial Officer,
(11)	Vice President of Finance	2014	66,667	5,423	(12)	22,200	(13)	2,000	(14)	96,290

James Bourdage, Ph.D. (15)	Vice President of Bioanalytical Services	2014	56,667	4,400	(16)	22,600	(17)	-		83,667

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(1)	Represents the aggregate grant date fair value of the stock option awards granted in fiscal years 2014 and 2013 in accordance with FASB ASC Topic 718. There were three stock option grants to an NEO in fiscal 2014 and two grants to an NEO in fiscal 2013.
(2)	Ms. Lemke was hired on April 9, 2012, as Chief Financial Officer and Vice President of Finance. On July 5, 2012, Ms. Lemke was elected interim President and Chief Executive Officer, with continuing duties as Chief Financial Officer and Vice President. On February 7, 2013, Ms. Lemke was elected President and Chief Executive Officer, with continuing duties as Chief Financial Officer and Vice President. Ms. Lemke relinquished her duties as Chief Financial Officer and Vice President upon Mr. Potrzebowski’s hiring.
(3)	$40,000 bonus paid plus EBITDAR bonus per employment agreement accrued in fiscal 2013.
(4)	$50,000 bonus paid per her second amended employment agreement plus a bonus accrued for AIBP for fiscal 2014.
(5)	Grant date fair values of new grants as follows: On October 15, 2012, 50,000 options on common shares were granted, fully vesting on February 4, 2013. On January 16, 2013, 500 options on common shares were granted, vesting evenly on January 16, 2014 and January 16, 2015. On February 7, 2013, 50,000 options on common shares were granted, with half vesting on December 20, 2013 and the other half vesting evenly on February 7, 2014, 2015 and 2016, respectively.
(6)	Grant date fair value of new grant on July 1, 2014 for 25,000 options on common shares, vesting evenly beginning July 1, 2015 and each successive year through July 1, 2017.
(7)	Includes $1,400 monthly car allowance and company paid life insurance premiums per addendum to the employment agreement signed October 15, 2012.
(8)	Includes $1,400 monthly car allowance and company paid life insurance premiums per addendum to the employment agreement signed October 15, 2012.
(9)	Bonus related to the AIBP for fiscal 2013.
(10)	Grant date fair value of new grant on January 16, 2013 for 500 options on common shares, vesting evenly on January 16, 2014 and January 16, 2015.
(11)	Mr. Potrzebowski was hired on June 9, 2014, as Chief Financial Officer and Vice President of Finance.
(12)	Bonus related to the AIBP for fiscal 2014.
(13)	Grant date fair value of new grant on June 9, 2014 for 10,000 options on common shares, vesting evenly beginning June 9, 2015 and each successive year through June 9, 2017.
(14)	Includes $500 monthly car allowance.
(15)	Dr. Bourdage was hired on June 2, 2014, as Vice President of Bioanalytical Services.
(16)	Bonus related to the AIBP for fiscal 2014.
(17)	Grant date fair value of new grant on June 2, 2014 for 10,000 options on common shares, vesting evenly beginning June 2, 2015 and each successive year through June 2, 2018.

Outstanding Equity Awards at Fiscal Year-End Table

BASi has awarded stock options to members of its senior management and other BASi team members. The terms of these awards typically provide for vesting over a defined period of time. Option awards historically had a four-part vesting schedule in which the first of the four installments vests on the second anniversary of the grant date. Each subsequent one-fourth installment thereafter vests on the anniversary of the grant date for the next three years; however, the Compensation Committee and the Board have the ability to alter, and occasionally do alter, the vesting schedule to meet specific objectives. The options expire if not exercised within ten years from the date of grant. The following table shows the equity awards granted to BASi's NEOs that were outstanding as of the end of BASi's 2014 fiscal year.

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OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END
OPTION AWARDS

	Number of Securities Underlying Unexercised Options
	(#)	(#)		Option Exercise
Name	Exercisable	Unexercisable		Price ($)	Option Expiration Date

Jacqueline M. Lemke	125,000	—		1.38	April 8, 2022
	50,000	—		1.32	October 14, 2022
	250	250	(1)	1.40	January 16, 2023
	8,335	16,665	(2)	1.70	February 6, 2023
	—	25,000	(3)	2.53	June 30, 2024

John P. Devine, Jr.	4,000	—	(4)	5.00	December 30, 2014
	5,000	—	(4)	5.09	September 4, 2018
	—	2,500	(4)	1.01	August 15, 2020
	250	250	(4)	1.40	January 16, 2023

Jeff Potrzebowski	—	10,000	(5)	2.66	June 8, 2024

James Bourdage, Ph.D.	—	10,000	(6)	2.71	June 1, 2024

(1)	Options 250 shares vest on January 16, 2015.
(2)	Options on 8,333 shares vest on February 7, 2015 and 8,334 shares vest on February 7, 2016.
(3)	Options on 8,333 shares vest on July 1, 2015, 8.333 shares vest on July 1, 2016 and 8,334 shares vest on July 1, 2017.
(4)	Mr. Devine’s options were forfeited upon his termination date of December 30, 2014.
(5)	Options on 3,333 shares vest on June 9, 2015, 3,333 shares vest on June 9, 2016 and 3,334 shares vest on June 9, 2017.
(6)	Options on 2,500 shares vest on June 2, 2015, 2,500 shares vest on June 2, 2016, 2,500 shares vest on June 2, 2017 and 2,500 shares vest on June 2, 2018.

For additional information regarding BASi’s stock option plans, please see Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

PRINCIPAL SHAREHOLDERS

Common Stock

The following table shows, as of January 26, 2015, the number of common shares owned by our directors, executive officers named in the Summary Compensation Table above, our current directors and executive officers as a group, and beneficial owners known to us to hold more than 5% of our outstanding common shares. As of January 26, 2015, there were 8,075,939 common shares outstanding.

NAME	Shares Owned		%
Peter T. Kissinger (1)	1,275,767		15.8
Candice B. Kissinger(2)	1,275,767		15.8
Seth W. Hamot (3)	886,621		11.0
Jacqueline M. Lemke (4)	204,835	(5)	2.5
John B. Landis, Ph.D. (4)	40,000	(6)	0.5
Larry S. Boulet (4)	28,750	(7)	0.4
David L. Omachinski (4)	27,500	(8)	0.3
A. Charlene Sullivan, Ph.D. (4)	17,500	(9)	0.2
Richard A. Johnson, Ph.D. (4)	20,000	(10)	0.2
John P. Devine (4)	100		*
Merrill R. Osheroff, Ph.D. (4)	—		*
Jeff Potrzebwoski (4)	—		*
James Bourdage, Ph.D. (4)	—		*

11 Executive Officers and Directors as a group	338,685		4.2

* Less than 0.1%

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(1)	Dr. Kissinger’s shares owned beneficially include 427,547 shares over which he has sole voting and dispositive power and 848,220 shares over which he shares voting and dispositive power with his spouse, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children. The address for Dr. Kissinger is 111 Lorene Place, West Lafayette, Indiana 47906. The information is based on a Form 13D/A filed with the Securities and Exchange Committee on January 29, 2010.
(2)	Ms. Kissinger’s shares owned beneficially include 252,310 shares over which she has sole voting and dispositive power, including 1,354 shares indirectly held by Ms. Kissinger as custodian for the benefit of their children, and 1,023,457 shares over which she shares voting and dispositive power with her spouse. The address for the Ms. Kissinger is 111 Lorene Place, West Lafayette, Indiana 47906. The information is based on a Form 13D/A filed with the Securities and Exchange Committee on January 29, 2010.
(3)	Shares owned beneficially include 500,000 shares issuable upon conversion of the Company’s Series A convertible preferred stock and 250,000 shares issuable upon exercise of warrants. The address for Mr. Hamot is 222 Berkeley Street, 17th floor, Boston, Massachusetts, 02116.
(4)	Addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.
(5)	Shares owned include 183,835 shares underlying exercisable stock options as of January 26, 2015.
(6)	Shares owned include 10,000 shares underlying exercisable stock options as of January 26, 2015.
(7)	Shares owned include 13,750 shares underlying exercisable stock options as of January 26, 2015.
(8)	Shares owned include 7,500 shares underlying exercisable stock options as of January 26, 2015.
(9)	Shares owned include 7,500 shares underlying exercisable stock options as of January 26, 2015.
(10)	Shares owned include 10,000 shares underlying exercisable stock options as of January 26, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of BASi’s Common Shares and any other person subject to section 16(a) with respect to BASi to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of BASi’s Common Shares and other equity securities. On the basis of information available to us, we believe that all filing requirements were met for fiscal 2014.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2016 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before December 10, 2015. If notice of any other shareholder proposal intended to be presented at the 2015 Annual Meeting of Shareholders is not received by BASi on or before December 10, 2015, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

In addition, any shareholder proposal must be in proper written form. To be in proper written form, a shareholder's proposal must set forth as to each matter such shareholder proposes to bring before the 2016 Annual Meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the number of common shares of BASi which are owned beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the proxy holders of BASi.

28

By Order of the Board of Directors,

Jacqueline M. Lemke

President and Chief Executive Officer

February 6, 2015

29

ANNEX A

AMENDED AND RESTATED

BIOANALYTICAL SYSTEMS, INC.

EQUITY INCENTIVE PLAN

(Approved by the Board of Directors as of January 24, 2015)

recitals

WHEREAS, on January 21, 2008, the Board of Directors of the Company adopted the Bioanalytical Systems, Inc. 2008 Stock Option Plan (the “Original Plan”), which Original Plan was approved by the Company's shareholders at a meeting held on March 20, 2008; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to increase the total number of Common Shares of the Company that can potentially be issued under the Plan, to provide for additional types of equity awards that may be awarded to participants under the Plan, and to make certain other amendments; and

WHEREAS, the Board of Directors of the Company has, subject to shareholder approval, approved the amendment and restatement of the Plan in the form that follows to amend, restate, supersede and replace the Original Plan (when approved by the shareholders of the Company), for purposes of increasing the total number of Common Shares of the Company that can potentially be issued under the Plan, providing for additional types of equity awards that may be awarded to participants under the Plan, and making certain other amendments thereto.

SECTION 1.          Purpose and Types of Awards

1.1           The purposes of the Plan are to enable the Company to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2           Awards under the Plan may be in the form of (a) Stock Options; (b) Stock Appreciation Rights; (c) Restricted Stock; (d) Restricted Stock Units; and/or (e) Bonus Stock. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

1.3           It is the intent of the Committee (as defined below) that certain awards made pursuant to the Plan to “covered executives” (within the meaning of Section 162(m) of the Code (as defined below)) constitute “performance-based compensation” satisfying the requirements of Section 162(m) of the Code. Accordingly, with respect to such awards, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. If any provision of the Plan is intended to, but does not, comply with, or is inconsistent with, the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with, Section 162(m) of the Code. As soon as practicable after the Company’s audited financial statements are available for a fiscal year, the Committee shall determine the Company’s and other applicable performance in relation to the performance targets, if any, applicable to any such award for the fiscal year and certify in writing the extent to which the performance targets were achieved for the fiscal year.

SECTION 2.          Definitions

2.1           When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean an award described in Section 10.

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“Change in Control” shall mean the occurrence of any one of the following events:

(a)  any Person, other than an Existing Substantial Shareholder, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities);

(b)  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)  the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (other than with an Existing Substantial Shareholder or any of its affiliates), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or

(d)  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity controlled by an Existing Substantial Shareholder or any of its affiliates, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the shareholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding any other provision of this Section to the contrary, to the extent an award is subject to Section 409A of the Code, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

“Change in Control Price” shall mean the highest price per Common Share paid in any transaction reported on any national market or securities exchange where the Common Shares are traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the committee of independent (in accordance with Section 162(m) of the Code) directors of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to Non-Employee Directors, the entire Board.

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“Common Shares” shall mean the Common Shares of the Company.

“Company” shall mean Bioanalytical Systems, Inc. and its successors.

“Cutback Amount” shall have the meaning set forth in Section 15.8(a).

"Effective Date" shall mean March 20, 2008.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

“Excise Tax” shall have the meaning set forth in Section 15.8(a).

"Existing Substantial Shareholder" means any Person that alone or together with its affiliates is the Beneficial Owner of more than 15% of the outstanding Common Shares as of the Effective Date.

“Fair Market Value” of the Common Shares on any date shall mean the value determined in good faith by the Committee, by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Shares shall be the average of the high and the low sales prices of the Common Shares (on such exchange or market as is determined by the Board to be the primary market for the Common Shares) on the date in question (or if Common Shares were not traded on such date, then on the next preceding trading day on which a sale of Common Shares occurred).

“Full Value Award” shall mean any award under the Plan other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Limited Stock Appreciation Right” shall have the meaning set forth in Section 7.2.

“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Payment” shall have the meaning set forth in Section 15.8(a).

“Plan” shall have the meaning set forth in the recitals.

“Relationship” shall mean the status of employee, officer or director of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an award described in Section 8.

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“Restricted Stock Units” or “RSUs” shall mean an award described in Section 9.

“Stock Appreciation Right” shall mean an award described in Section 7.

“Stock Option” shall mean a right to purchase Common Shares granted pursuant to the Plan, including Incentive Options and Non-Qualified Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term “Subsidiary” shall mean any company (other than the Company) that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

“Vesting Period” shall have the meaning set forth in Section 9(a).

2.2           The following rules shall govern in interpreting the Plan:

(a)          The Plan and all awards are intended to be exempt from the provisions of Section 409A of the Code, and the Plan and all awards shall be administered to effect compliance with such intent.

(b)          Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)          To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(d)          If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3.          Administration

3.1           The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.

3.2           The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.3 of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)          to select the persons to whom awards will be granted from among those eligible;

(b)          to determine the number of Common Shares to be covered by each award granted hereunder, subject to the limitations contained herein;

(c)          to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

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(d)          to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;

(e)          to determine, in establishing the terms of the award agreement, that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested, or (iii) will otherwise be credited to the award holder;

(f)          to amend the terms of any award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

(g)          subject to Section 3.3, after considering any accounting impact to the Company, as well as any applicable provisions of Code Sections 409A and 422, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices;

(h)          to determine the Fair Market Value of the Common Shares on a given date;

(i)          subject to Section 3.3, after considering any accounting impact to the Company, to provide that the Common Shares received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(j)          to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(k)          to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.3           Notwithstanding anything in this Plan to the contrary, no “underwater” Stock Options or Stock Appreciation Rights shall be (a) directly repriced, (b) exchanged for the grant of a new or different type of award, or (c) repurchased (cashed out), without in any such case first obtaining the approval of the shareholders of the Company to the taking of such action. For purposes of this Plan, a Stock Option or a Stock Appreciation Right is “underwater” at any time when the then current Fair Market Value of a Common Share is less than the per share exercise price or grant price of the Stock Option or Stock Appreciation Right.

3.4           The Committee shall have the right to designate awards as “performance awards.” The grant or vesting of a performance award shall be subject to the achievement of pre-established and objective performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales; operating profits; operating margin; operating profits before taxes; operating profits before interest expense and taxes; net earnings; earnings per share; profit margin; EBITDA; return on equity; return on assets; return on invested capital; total shareholder return; cash flow; debt to equity ratio; market share; stock price; shareholder, economic or market value added; implementation or completion of critical projects or processes; cost targets, reductions and savings, productivity and efficiencies; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, or information technology goals, or goals relating to acquisitions, divestitures, joint ventures and similar transactions; and personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions. In establishing performance targets for a year, the Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items and/or to reflect any other item or event determined by the Committee in its discretion. The Committee may establish minimum, target and maximum performance targets, with the award amount based on the level of the performance target(s) achieved. Once established, performance targets, performance measures and the related formula for determining the award shall not be changed.

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3.5           All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.6           The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by written consent.

3.7           No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4.          Shares Subject to Plan

4.1           Subject to adjustment as provided in Section 4.4, the total number of Common Shares which may be issued under the Plan shall be 1,200,000. Common Shares awarded under the Plan may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. Subject to adjustment as provided in Section 4.4, the total number of shares which may be issued as Incentive Options shall be 600,000.

4.2           For the purposes hereof, the following Common Shares covered by previously-granted awards shall be deemed not to have been issued under the Plan and will remain available for awards under the Plan: (a) Shares covered by prior awards under the Plan that again became available for issuance pursuant to the provisions of the Plan before the shareholders' approval of this amendment and restatement of the Plan; (b) Common Shares covered by the unexercised portion of any Stock Option, Stock Appreciation Right or other award that terminates, expires, is canceled or is settled in cash; (c) Common Shares forfeited or repurchased under the Plan; and (d) Common Shares covered by awards that are forfeited, canceled, terminated or settled in cash. The following Common Shares may not again be made available for issuance as awards under the Plan: (i) Common Shares not issued or delivered as a result of the net settlement of an outstanding Stock Option, Stock Appreciation Right or other award; (ii) Common Shares used to pay the exercise price or withholding taxes related to an outstanding Stock Option, Stock Appreciation Right or other award; or (iii) Common Shares repurchased on the open market with the proceeds of the Stock Option exercise price. In addition, if Stock Appreciation Rights are settled in Common Shares upon exercise, the aggregate number of shares subject to the award (rather than the number of shares actually issued upon exercise) shall be counted and may not again be made available for issuance as awards under the Plan.

4.3           No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 150,000 Common Shares in any fiscal year, and no Employee shall be granted Restricted Stock, Restricted Stock Units and/or Bonus Stock awards with respect to more than 150,000 Common Shares in any fiscal year, subject to adjustment as provided in Section 4.4.

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4.4           In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Shares such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (a) the aggregate number and kind of shares reserved for issuance under the Plan, and (b) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Shares subject to an outstanding award, the number and kind of Common Shares or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

Unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable change in control agreement between the Company and an award recipient under the Plan, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption or substitution of outstanding Stock Options or other awards by surviving, successor or transferee entities, (iv) provide that in lieu of Common Shares of the Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such Common Shares (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least ten business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

The Board shall exercise its discretion under this Section 4.4 only to the extent consistent with Section 15.7 of the Plan. The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

4.5           No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.          Eligibility

5.1           The persons who are eligible for awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective Employees, officers or directors, but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees, but Incentive Options granted to prospective Employees shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2           Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.

SECTION 6.          Stock Options

6.1           The Stock Options awarded to eligible persons under the Plan may be of two types: (a) Incentive Options, and (b) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

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6.2           Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)          Option Price. The option price per Common Share purchasable under a Stock Option shall be determined by the Committee and may not be less than the Fair Market Value of the Common Shares on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).

(b)          Option Term. Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Option shall be fixed by the Committee and shall not exceed ten years.

(c)          Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. Unless otherwise provided by the Committee in the applicable award agreement, Stock Options shall vest (and become exercisable), subject to certain terms and conditions set forth in the award agreement, at the rate of 33-1/3 percent of the Common Shares covered by the Stock Option on each of the first three anniversaries of the grant date of the Stock Option.

(d)          Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery of Common Shares already owned by the Optionee, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell Common Shares (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) subject to the approval of the Committee, any other manner permitted by law, or (v) any combination of the foregoing.

(e)          No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to Common Shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(f)          Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)          Non-transferability. Unless otherwise provided by the Committee in the applicable award agreement, (i) Stock Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee.

(h)          Surrender Rights. Subject to Section 3.3, the Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

6.3           Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

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(a)          Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is awarded.

(b)          Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Shares on the date of award of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is awarded.

(c)          Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000. Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d)          Notice of Disqualifying Disposition. An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)          Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(f)          Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

6.4           Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms, consistent with Section 15.7, as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7.          Stock Appreciation Rights

7.1           A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, Common Shares, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Shares on the date of exercise over the Fair Market Value of a Common Share on the day such Stock Appreciation Right was granted. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Appreciation Right shall not exceed ten years. The applicable award agreement shall specify the number of Common Shares as to which the Stock Appreciation Right is granted, the Fair Market Value of the Common Shares on the day such Stock Appreciation Right was granted, the date or dates on which, or the conditions upon the satisfaction of which, the Stock Appreciation Right shall become exercisable, and such other terms and conditions as are determined by the Committee.

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7.2           The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”). The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price.

SECTION 8.          Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)          The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)          Stock certificates or book entry shares representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, such vested shares shall be delivered (via stock certificate or book entry) to the award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c)          The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Common Shares received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)          Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder, or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(e)          The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock. The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any dividends subject to restrictions under paragraph (c) above unless such acceleration is consistent with Section 15.7.

SECTION 9.          Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)          The Restricted Stock Unit award shall specify the number of Common Shares to be awarded and the duration of the period (the “Vesting Period”) during which, and the conditions under which, receipt of the underlying Common Shares will be deferred. The Committee may condition the grant or vesting of RSUs, or receipt of Common Shares or cash at the end of the Vesting Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

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(b)          Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Vesting Period.

(c)          At the expiration of the Vesting Period, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period, the award holder (or his or her designated beneficiary, if applicable) shall receive (i) certificates for the appropriate number of Common Shares designated by the RSU award, (ii) cash equal to the Fair Market Value of such Common Shares, or (iii) a combination of shares and cash, as the Committee may determine.

(d)          Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the RSU award has vested, such award shall be forfeited.

(e)          The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Shares or cash under a Restricted Stock Unit award. The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any RSU awards unless such acceleration is consistent with Section 15.7.

SECTION 10.         Bonus Stock

The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part, except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any Bonus Stock unless such acceleration is consistent with Section 15.7. Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible Employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock award shall be satisfied by the delivery of the designated number of Common Shares which are not subject to restriction.

SECTION 11.         Election to Defer

To the extent permitted by Section 409A of the Code, the Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee. An award holder may elect to defer the distribution date of a Restricted Stock Unit award, Bonus Stock award, or, if applicable, a Restricted Stock award, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 12.         Non-Employee Director Awards

The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to exercisability, vesting, and the effect of a director’s termination of service.

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SECTION 13.         Tax Withholding

13.1         Each award holder who is an Employee shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

13.2         To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (a) having the Company withhold Common Shares otherwise deliverable to such person with respect to the award; (b) delivering to the Company unrestricted Common Shares already owned by the Employee; (c) broker-assisted “cashless exercise;” (d) any other manner permitted by law; or (e) any combination of the foregoing Alternatively, the Committee may require that a portion of the Common Shares otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 14.         Change in Control

14.1         In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable agreement between the Company and an award recipient under the Plan or as otherwise determined by the Board pursuant to Section 4.4:

(a)          all outstanding Stock Options and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

(b)          with respect to any outstanding Full Value Awards under the Plan (i) any restrictions and vesting conditions applicable to the Full Value Award that are based upon the passage of time shall lapse and such awards shall be deemed fully vested, and (ii) restrictions and vesting conditions applicable to the Full Value Award that are based upon one or more performance factors shall lapse with respect to a pro-rata portion (based on the number of days from the beginning of the applicable performance period to and including the date of the Change in Control) of the number of shares subject to such Full Value Award that would have been earned by the award holder if the performance conditions related thereto were satisfied at the target level for such awards and the award holder had been employed on the date required to earn such shares;

(c)          the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock Unit awards; and

(d)          to the extent the cash payment of any award is based on the Fair Market Value of Common Shares, such Fair Market Value shall be the Change in Control Price.

SECTION 15.         General Provisions

15.1         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or market or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Common Shares, is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any Common Shares is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Shares under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.

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15.2         The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Shares acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the following disqualifying conduct: (a) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries; (b) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

15.3         Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.

15.4         Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.5         Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6         Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all awards under the Plan shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

15.7         The Plan and all awards under the Plan shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an award would subject an Employee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards. If as of the date Employee’s employment terminates, an Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.

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15.8         Adjustments.

(a)          Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an award recipient under the Plan, if any payment or benefit resulting from an award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (x) provided to the recipient in full, or (y) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $5,000 (including such further reduction, the “Cutback Amount”), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax and other applicable taxes, (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity awards shall be cancelled or reduced next and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any performance-based stock option or stock appreciation rights are reduced; and (C) accelerated vesting of time-based equity awards shall be cancelled or reduced last and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any time-based stock option or stock appreciation rights are reduced.

(b)          The Company shall appoint an independent public accounting firm to make the determinations required hereunder and perform the foregoing calculations. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient).  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 16.         Amendments and Termination

16.1         The Plan shall terminate at the close of business on January, 24 2025.The Board may discontinue the Plan at any time prior to the date referenced in the prior sentence and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without shareholder approval, except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Shares are listed or traded.

16.2         The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

SECTION 17.         Effective Date of Plan

17.1         This Plan, as amended and restated, was approved and adopted by the Board on January 24, 2015, and is to be effective as of such date, contingent upon the approval thereof by the shareholders of the Company within 12 months following the adoption by the Board.

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